UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): August 24, 2011
DFC GLOBAL CORP.
(Exact name of registrant as specified in charter)

DELAWARE	000-50866	23-2636866
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	file number)	Identification
Number)

1436 Lancaster Avenue, Suite 300,
Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)
610-296-3400
(Registrant’s telephone number, including area code)
Dollar Financial Corp.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective August 24, 2011, Dollar Financial Corp. (the “Company”) changed its name to DFC Global Corp. The name change was effected pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”) through the Company’s merger with a newly formed wholly owned subsidiary which, under the DGCL, does not require stockholder approval. Pursuant to Section 253 of the DGCL, such merger had the effect of amending the Company’s Amended and Restated Certificate of Incorporation to reflect the new legal name of the Company.
     The merger and resulting name change does not affect the rights of stockholders of the Company. There were no other changes to the Company’s Amended and Restated Certificate of Incorporation. The Company’s common stock will continue to trade on the NASDAQ Global Market under its current ticker symbol, “DLLR”.
     A copy of the Certificate of Ownership and Merger effecting the name change, as filed with the Delaware Secretary of State on August 24, 2011, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
     On August 24, 2011, the Company issued a press release announcing the transaction described above. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Title
3.1	Certificate of Ownership and Merger effecting the name change to DFC Global Corp. filed with the Delaware Secretary of State on August 24, 2011

99.1	Press Release of DFC Global Corp. dated August 24, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DFC GLOBAL CORP.
Date: August 25, 2011	By:	/s/ William M. Athas
		Name:	William M. Athas
		Title:	Senior Vice President of Finance, Chief Accounting Officer and Corporate Controller

Exhibit Index

Exhibit Number	Exhibit Title
3.1	Certificate of Ownership and Merger effecting the name change to DFC Global Corp. filed with the Delaware Secretary of State on August 24, 2011

99.1	Press Release of DFC Global Corp. dated August 24, 2011